Exhibit 99.1
Darden Restaurants Reports Fiscal 2026 Third Quarter Results;
Declares Quarterly Dividend;
And Updates Fiscal 2026 Financial Outlook

ORLANDO, Fla., March 19, 2026 /PRNewswire/ -- Darden Restaurants, Inc. (NYSE:DRI) today reported its financial results for the third quarter ended February 22, 2026.

Third Quarter 2026 Financial Highlights, Comparisons Versus Same Fiscal Quarter Last Year
•Total sales increased 5.9% to $3.3 billion, driven by a blended same-restaurant sales1 increase of 4.2% and sales from 31 net new restaurants
•Same-restaurant sales:

Consolidated Darden[1]	4.2%
Olive Garden	3.2%
LongHorn Steakhouse	7.2%
Fine Dining	2.1%
Other Business[1]	3.9%
•Reported diluted net earnings per share from continuing operations were $2.68
•Excluding $0.05 of closed restaurant and other costs related to the exploration of strategic alternatives for the Bahama Breeze brand2, $0.16 of impairment due to restaurant closures3 and $0.06 of income tax adjustments and benefits, adjusted diluted net earnings per share from continuing operations were $2.95, an increase of 5.4%4
•The Company repurchased $127 million of its outstanding common stock

“We delivered a strong quarter,” said Darden President & CEO Rick Cardenas. “We continue to outperform the industry same-restaurant sales benchmark, and this quarter we widened that gap as Olive Garden, LongHorn Steakhouse, Yard House, and Cheddar’s Scratch Kitchen each significantly exceeded the benchmark. Across all our brands, we’re seeing historically high team member and manager retention, which is enabling consistent execution and strong guest satisfaction. I’m proud of our teams, as we continue to execute our proven strategy to grow sales, manage costs, and deliver value for guests and shareholders.”

Segment Performance
During the fourth quarter of fiscal 2025, the Company changed its reporting of segment profit to exclude pre-opening costs. Fiscal 2025 figures were recast for comparability. Segment profit represents sales, less costs for food and beverage, restaurant labor, restaurant expenses and marketing expenses. Segment profit excludes non-cash real estate related expenses. Sales and profits from Chuy's restaurants are included within the Other Business segment from the date of acquisition forward.

	Q3 Sales		Q3 Segment Profit
($ in millions)	2026	2025	2026	2025
Consolidated Darden	$3,345.3	$3,158.0
Olive Garden	$1,393.0	$1,330.3	$320.0	$307.5
LongHorn Steakhouse	$854.2	$768.1	$159.0	$151.6
Fine Dining	$402.0	$385.3	$88.5	$86.8
Other Business	$696.1	$674.3	$108.8	$105.5

	YTD Sales		YTD Segment Profit
($ in millions)	2026	2025	2026	2025
Consolidated Darden	$9,492.1	$8,805.0
Olive Garden	$4,056.8	$3,831.9	$884.9	$835.4
LongHorn Steakhouse	$2,406.5	$2,191.7	$419.9	$414.9
Fine Dining	$1,004.7	$970.2	$174.1	$179.6
Other Business	$2,024.1	$1,811.2	$304.8	$271.1

[1] Will not include Chuy's until they have been owned and operated by Darden for a 16-month period (Q4 fiscal 2026) and does not include Bahama Breeze as all locations are expected to be closed or converted to other brands (between Q3 fiscal 2026 and Q4 fiscal 2027).

[2] Primarily costs related to the closure of 22 underperforming restaurants that were permanently closed during the fourth quarter of fiscal 2025 and other costs related to the strategic review of the Bahama Breeze brand.

[3] Non-cash asset impairment charges primarily related to the closures of Bahama Breeze locations expected to occur in the fourth quarter of fiscal 2026.
[4] See the "Non-GAAP Information" below for more details.

Dividend Declared
Darden's Board of Directors declared a quarterly cash dividend of $1.50 per share on the Company's outstanding common stock. The dividend is payable on May 1, 2026, to shareholders of record at the close of business on April 10, 2026.

Share Repurchase Program
During the quarter, the Company repurchased approximately 0.7 million shares of its common stock for a total of $127 million. As of the end of the third quarter of fiscal 2026, the Company had $516 million remaining under the current $1 billion repurchase authorization.

Fiscal 2026 Financial Outlook
The Company updated its full year financial outlook for fiscal 2026, which includes a 53rd week. This outlook includes the impact of the additional week. We will provide additional details during our investor conference call scheduled for this morning at 8:30 am ET.

•Total sales growth of approximately 9.5%, including approximately 2% growth related to the 53rd week
•Same-restaurant sales5 growth of approximately 4.5%
•New restaurant openings of approximately 70
•Total capital spending of $750 to $775 million
•Total inflation of approximately 3.5%
•An effective tax rate of approximately 12.5%
•Adjusted diluted net earnings per share from continuing operations of $10.57 to $10.674, including:
◦Approximately $0.25 related to the addition of the 53rd week
•Approximately 116.5 million weighted average diluted shares outstanding

[5] Annual same-restaurant sales is a 52-week metric and excludes the impact of Chuy’s, which will not have been owned and operated by Darden for a 16-month period prior to the beginning of fiscal 2026, as well as Bahama Breeze as all locations are expected to be closed or converted to other brands (between Q3 fiscal 2026 and Q4 fiscal 2027).

Investor Conference Call
The Company will host a conference call today, Thursday, March 19, 2026, at 8:30 am ET to review its recent financial performance, which will be available via a live webcast through the Company's Investor Relations website at investor.darden.com. Please allow extra time prior to the call to visit the site and download any software required to listen to the webcast. Supplemental materials will be available on the Investor Relations website prior to the start of the conference call. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About Darden
Darden is a restaurant company featuring a portfolio of differentiated brands that include Olive Garden, LongHorn Steakhouse, Yard House, Ruth’s Chris Steak House, Cheddar's Scratch Kitchen, The Capital Grille, Chuy's, Seasons 52, and Eddie V’s. For more information, please visit www.darden.com.

Information About Forward-Looking Statements
Forward-looking statements in this communication regarding our expected earnings performance and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports. These risks and uncertainties include: a failure to address cost pressures and a failure to effectively deliver cost management activities and achieve some economies of scale in purchasing, certain economic and business factors and their impacts on the restaurant industry and other general macroeconomic factors including unemployment, energy prices, tariffs and interest rates, the inability to hire, train, reward and retain restaurant team members and determine and maintain adequate staffing, a failure to recruit, develop and retain effective leaders or the loss or shortage of personnel with key capacities and skills that could impact our strategic direction, increased labor and insurance costs, health concerns arising from food-related pandemics, outbreaks of flu, viruses or other diseases, food safety and food-borne illness concerns, insufficient guest or employee facing technology or a failure to maintain a continuous and secure cyber network, compliance with privacy and data protection laws and risks of failures or breaches of our data protection systems, the inability to successfully complete our integration of Chuy's Holdings operations into our business, risks relating to public policy changes and federal, state and local regulation of our business, intense competition, changing consumer preferences, an inability or failure to recognize, respond to and effectively manage the accelerated impact of social media, a failure to identify and execute innovative marketing and guest relationship tactics, ineffective or improper use of other marketing initiatives and increased advertising and marketing costs, climate change, adverse weather conditions and natural disasters, long-term and non-cancelable property leases, inability or failure to execute a business continuity plan following a major natural disaster, shortages, delays or interruptions in the delivery of food and other products and services from our third-party vendors and suppliers, failure to drive profitable sales growth, a lack of availability of suitable locations for new restaurants or a decline in the quality of locations of our current restaurants, higher-than-anticipated costs associated with the opening of new restaurants or with the closing, relocating or remodeling of existing restaurants, risks associated with doing business with franchisees, licensees and vendors in foreign markets, volatility in the market value of derivatives, volatility in the U.S. equity markets affecting our ability to efficiently hedge exposures, failure to protect our intellectual property, our reporting on environmental, social and governance matters or our sustainability ratings, litigation, unfavorable publicity or failure to respond effectively to adverse publicity, disruptions in the financial and credit markets, impairment of the carrying value of our goodwill or other intangible assets, changes in tax laws or unanticipated tax liabilities, failure of our internal controls over financial reporting and future changes in accounting standards, and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Non-GAAP Information
The information in this press release includes financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as adjusted diluted net earnings per share from continuing operations. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. The Company believes that the presentation of certain non-GAAP measures provides useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in this release.

(Analysts) Courtney Aquilla, (407) 245-5054; (Media) Rich Jeffers, (407) 245-4189

Fiscal Q3 Reported to Adjusted Earnings Reconciliation
	Q3 2026				Q3 2025
$ in millions, except per share amounts	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net Earnings Per Share	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net Earnings Per Share
Reported Earnings from Continuing Operations	$356.8	$46.2	$310.6	$2.68	$372.7	$49.0	$323.7	$2.74
% Change vs Prior Year				(2.2)%
Total Adjustments:	$31.3	$0.7	$30.6	$0.27	$8.4	$1.9	$6.5	$0.06
Closed restaurant and other strategic review costs[2]	6.6	1.6	5.0	0.05	—	—	—	—
General and administrative expenses	5.8	1.4	4.4	0.04	—	—	—	—
Depreciation and amortization	0.8	0.2	0.6	0.01	—	—	—	—
Impairment due to restaurant closures[3]	24.7	6.2	18.5	0.16	—	—	—	—
Income tax adjustments and benefits	—	(7.1)	7.1	0.06	—	—	—	—
Chuy's integration related one-time costs	$—	$—	$—	$—	$8.4	$1.9	$6.5	$0.06
Adjusted Earnings from Continuing Operations	$388.1	$46.9	$341.2	$2.95	$381.1	$50.9	$330.2	$2.80
% Change vs Prior Year				5.4%

Reconciliation of Fiscal 2026 Reported to Adjusted Earnings Outlook
	2026
Reported diluted net earnings per share from continuing operations	$10.40	to	$10.50
Chuy's transaction and integration related costs	0.06		0.06
Closed restaurant and other strategic review costs[2]	0.15		0.15
Impairment due to restaurant closures[3]	0.16		0.16
Gain on Olive Garden Canada sale	(0.26)		(0.26)
Income tax adjustments and benefits	$0.06		$0.06
Adjusted diluted net earnings per share from continuing operations	$10.57	to	$10.67

Darden Restaurants, Inc.
Number of Company-Owned Restaurants

	2/22/26	2/23/25
Olive Garden	944	927
LongHorn Steakhouse	608	586
Cheddar's Scratch Kitchen	184	182
Chuy's	108	106
Yard House	92	89
Ruth's Chris Steak House	82	82
The Capital Grille	73	71
Seasons 52	45	45
Eddie V's	30	30
Bahama Breeze	27	43
The Capital Burger	3	4
Darden Continuing Operations	2,196	2,165

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	2/22/2026	2/23/2025	2/22/2026	2/23/2025
Sales	$3,345.3	$3,158.0	$9,492.1	$8,805.0
Costs and expenses:
Food and beverage	1,026.7	953.6	2,919.5	2,673.1
Restaurant labor	1,046.9	995.0	3,035.0	2,811.1
Restaurant expenses	528.7	501.0	1,541.2	1,426.9
Marketing expenses	39.4	35.4	137.2	128.9
Pre-opening costs	8.8	6.1	22.8	16.1
General and administrative expenses	121.5	116.7	375.4	387.2
Depreciation and amortization	141.8	131.9	414.8	381.1
Impairments and (gain) loss on disposal of assets, net	25.1	0.1	(19.8)	1.1
Total operating costs and expenses	$2,938.9	$2,739.8	$8,426.1	$7,825.5
Operating income	406.4	418.2	1,066.0	979.5
Interest, net	49.6	45.5	143.0	128.8
Earnings before income taxes	356.8	372.7	923.0	850.7
Income tax expense	46.2	49.0	117.1	103.7
Earnings from continuing operations	$310.6	$323.7	$805.9	$747.0
Losses from discontinued operations, net of tax benefit of $1.3, $0.2, $1.6, and $0.7, respectively	(3.8)	(0.3)	(4.1)	(1.2)
Net earnings	$306.8	$323.4	$801.8	$745.8
Basic net earnings per share:
Earnings from continuing operations	$2.70	$2.76	$6.95	$6.35
Losses from discontinued operations	(0.03)	—	(0.04)	(0.01)
Net earnings	$2.67	$2.76	$6.91	$6.34
Diluted net earnings per share:
Earnings from continuing operations	$2.68	$2.74	$6.91	$6.30
Losses from discontinued operations	(0.03)	—	(0.04)	(0.01)
Net earnings	$2.65	$2.74	$6.87	$6.29
Average number of common shares outstanding:
Basic	115.0	117.2	115.9	117.7
Diluted	115.8	118.0	116.7	118.5

DARDEN RESTAURANTS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	2/22/2026	5/25/2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$240.4	$240.0
Receivables, net	107.7	93.8
Inventories	345.3	311.6
Prepaid income taxes	179.3	135.6
Prepaid expenses and other current assets	145.8	156.7
Total current assets	$1,018.5	$937.7
Land, buildings and equipment, net	4,984.4	4,716.0
Operating lease right-of-use assets	3,478.1	3,555.9
Goodwill	1,658.2	1,659.4
Trademarks	1,346.4	1,346.4
Other assets	403.2	371.6
Total assets	$12,888.8	$12,587.0
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$451.4	$439.6
Short-term debt	290.0	—
Accrued payroll	203.5	207.5
Accrued income taxes	1.4	4.7
Other accrued taxes	79.7	83.0
Unearned revenues	654.9	599.4
Other current liabilities	927.4	913.3
Total current liabilities	$2,608.3	$2,247.5
Long-term debt	2,141.0	2,128.9
Deferred income taxes	354.2	278.8
Operating lease liabilities - non-current	3,754.3	3,816.9
Other liabilities	1,927.0	1,803.6
Total liabilities	$10,784.8	$10,275.7
Stockholders’ equity:
Common stock and surplus	$2,297.0	$2,295.6
Retained earnings (deficit)	(217.4)	(16.1)
Accumulated other comprehensive income	24.4	31.8
Total stockholders’ equity	$2,104.0	$2,311.3
Total liabilities and stockholders’ equity	$12,888.8	$12,587.0

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	2/22/2026	2/23/2025
Cash flows—operating activities
Net earnings	$801.8	$745.8
Losses from discontinued operations, net of tax	4.1	1.2
Adjustments to reconcile net earnings from continuing operations to cash flows:
Depreciation and amortization	414.8	381.1
Impairments and (gain) loss on disposal of assets, net	(19.8)	1.1
Stock-based compensation expense	66.5	64.5
Change in current assets and liabilities and other, net	13.6	56.3
Net cash provided by operating activities of continuing operations	$1,281.0	$1,250.0
Cash flows—investing activities
Purchases of land, buildings and equipment	(540.9)	(472.6)
Proceeds from disposal of land, buildings and equipment	33.0	—
Cash used in business acquisitions, net of cash acquired	—	(613.7)
Purchases of capitalized software and changes in other assets, net	(15.2)	(13.3)
Net cash used in investing activities of continuing operations	$(523.1)	$(1,099.6)
Cash flows—financing activities
Net proceeds from issuance of common stock	18.2	38.9
Dividends paid	(521.5)	(494.6)
Repurchases of common stock, inclusive of excise tax	(534.4)	(367.2)
Proceeds from short-term debt, net	290.0	(28.6)
Proceeds from issuance of long-term debt, net	—	750.0
Principal payments on finance leases, net	(13.8)	(15.5)
Payments of debt issuance costs	—	(6.9)
Net cash used in financing activities of continuing operations	$(761.5)	$(123.9)

Cash flows—discontinued operations
Net cash used in operating activities of discontinued operations	(2.4)	(7.9)
Net cash used in discontinued operations	$(2.4)	$(7.9)

Increase (decrease) in cash, cash equivalents, and restricted cash	(6.0)	18.6
Cash, cash equivalents, and restricted cash - beginning of period	254.5	220.1
Cash, cash equivalents, and restricted cash - end of period	$248.5	$238.7

Reconciliation of cash, cash equivalents, and restricted cash:	2/22/2026	2/23/2025
Cash and cash equivalents	$240.4	$224.2
Restricted cash included in prepaid expenses and other current assets	8.1	14.5
Total cash, cash equivalents, and restricted cash shown in the statement of cash flows	$248.5	$238.7